Exhibit 5.2


                                            September 13, 2000


Champion Enterprises, Inc.
2701 Cambridge Court, Suite 300
Auburn Hills, MI  48326

      Re:   Registration Statement on S-3

Ladies and Gentlemen:

      We have acted as counsel for Champion Enterprises, Inc., a Michigan corporation (the "Company") and each of the subsidiaries of the Company listed on Exhibit A (each a "Subsidiary Guarantor" and, together with the Company, the "Issuers") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration statement on Form S-3 (File No. 333-44170) (the "Registration Statement") relating to
(i) shares of the Company's common stock, $1.00 par value (the "Common Stock"); (ii) shares of the Company's preferred stock, no par value (the "Preferred Stock"); (iii) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"); and (iv) warrants to purchase Common Stock or Preferred Stock (the "Warrants," and together with the Common Stock, the Preferred Stock and the Debt Securities, the "Securities"), to be issued from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $400,000,000.

      We have examined originals, or copies certified or otherwise identified to our satisfaction, of such of the Issuers' records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In examining documents executed by parties other than the Issuers, we have assumed that such parties had the power, corporate or other, to enter in to and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporation or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed below which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers or other representatives of the Issuers.

      In connection with the opinions expressed below, we have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the terms of each particular issue of Securities offered and the terms of the offering thereof; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) the indenture or indentures pursuant to which the Debt Securities are issued will be duly qualified under the Trust Indenture Act of 1939, as amended, will be in the applicable proposed form of indenture filed as an exhibit to the Registration Statement (the "Indenture") and will have been duly authorized, executed and delivered by the Issuers and the trustee; (v) the warrant agreement pursuant to which the Warrants are issued will have been duly authorized, executed and delivered by the Issuers and the warrant agent; (vi) any Securities issuable upon conversion, exchange or exercise of any other Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

      Based upon the foregoing, we are of the opinion that:

      1. The Company is duly organized, validly existing and in good standing under the laws of Michigan.

      2. When, as and if (i) the Registration Statement shall have become effective pursuant to the Act, (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Common Stock and fix or otherwise determine the consideration to be received for such Common Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities are obtained, (iv) such Common Stock with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (v) certificates evidencing shares of the Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and nonassessable.

      3. When, as and if (i) the Registration Statement shall have become effective pursuant to the Act, (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Preferred Stock and fix or otherwise determine the consideration to be received for such Preferred Stock,
            (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities are obtained, (iv) such Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (v) certificates evidencing shares of the Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and nonassessable.

      4. When, as and if (i) the Registration Statement shall have become effective pursuant to the Act, (ii) the appropriate corporate action has been taken by the Company and the warrant agent to authorize the form, terms, execution and delivery of the applicable warrant agreement and the terms of any Warrants,
            (iii) such Warrants shall have been issued in the form and containing the terms described in the Registration Statement, the applicable warrant agreement and such corporate action, and
            (iv) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities are obtained, then, upon the happening of such events, such Warrants will be validly issued.

      5. When, as and if (i) the Registration Statement shall have become effective pursuant to the Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the applicable Indenture and the terms of any series of Debt Securities, (iii) such series of Debt Securities shall have been issued in the form and containing the terms described in the Registration Statement, the applicable Indenture and such corporate action,
            (iv) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities are obtained, and (v) such series of Debt Securities have been authenticated by the trustee named in the applicable Indenture, then, upon the happening of such events, such Debt Securities will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

      The opinion set forth in numbered paragraph 5 is subject to the qualification that enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and (iii) governmental authority to limit, delay or prohibit the making of payments outside the Unites States or in a foreign currency or currency unit.

      We are members of the bar of the State of Michigan. We do not purport to be experts in and do not express any opinion on, any laws other than the law of the State of Michigan and the federal law of the United States of America.

      We hereby consent to the use of this opinion as Exhibit 5.2 of the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Act.

                                            Very truly yours,


                                            DYKEMA GOSSETT PLLC






                                 EXHIBIT A

                                Subsidiaries


A-1 Homes Group, Inc., a Michigan corporation
Accent Mobil Homes, Inc., a North Carolina corporation
Alpine Homes, Inc., a Colorado corporation
American Transport, Inc., a Nevada corporation
Art Richter Insurance, Inc., a Kentucky corporation
Auburn Champ, Inc., a Michigan corporation
Bryan Mobile Homes, Inc., a Texas corporation
Builders Credit Corporation, a Michigan corporation
CAC Funding Corporation, a Michigan corporation
Cal-Nel, Inc., a Texas corporation
Care Free Homes, Inc., a Michigan corporation
Central Mississippi Manufactured Housing, Inc., a Mississippi corporation Champion Financial Corporation, a Michigan corporation
Champion GP, Inc., a Michigan corporation
Champion Home Builders Co., a Michigan corporation
Champion Home Communities, Inc., a Michigan corporation
Champion Motor Coach, Inc., a Michigan corporation
Champion Retail, Inc., a Michigan corporation
Chandeleur Homes, Inc., a Michigan corporation
CHI, Inc., an Oklahoma corporation
Cliff Ave. Investments, Inc., a South Dakota corporation
Colonial Housing, Inc., a Texas corporation
Country Estates Homes, Inc., an Oklahoma corporation
Countryside Homes, Inc., a North Dakota corporation
Crest Ridge Homes, Inc., a Michigan corporation
Crestpointe Financial Services, Inc., a Delaware corporation
Dutch Housing, Inc., a Michigan corporation
Factory Homes Outlet, Inc., an Idaho corporation
Fleming County Industries, Inc., a Kentucky corporation
Gateway Acceptance Corp., a South Dakota corporation
Gateway Mobile & Modular Homes, Inc., a Nebraska corporation
Gateway Properties Corp., a South Dakota corporation
Gem Homes, Inc., a Delaware corporation
Genesis Home Centers, Limited Partnership, a Michigan limited partnership Grand Manor, Inc., a Michigan corporation
Heartland Homes, Inc., a Texas corporation
HomePride Finance Corp., a Michigan corporation
Homes America, Inc., a Michigan corporation
Homes America Finance, Inc., a Nevada corporation
Homes America of Arizona, Inc., an Arizona corporation
Homes America of California, Inc., a California corporation
Homes America of Oklahoma, Inc., an Oklahoma corporation
Homes America of Phoenix, LLC, a Michigan limited liability company
Homes America of Utah, Inc., a Utah corporation
Homes America of Wyoming, Inc., a Wyoming corporation
Homes of Legend, Inc., a Michigan corporation
Homes of Merit, Inc., a Florida corporation
I.D.A., Inc., an Oklahoma corporation
Imperial Housing, Inc., a Texas corporation
Investment Housing, Inc., a Texas corporation
Iseman Corp., a South Dakota corporation
Jasper Mobile Homes, Inc., a Texas corporation
Lake Country Living, Inc., a Texas corporation
Lamplighter Homes, Inc., a Washington corporation
Lamplighter Homes (Oregon), Inc., an Oregon corporation
M&J Southwest Development Corp., a Texas corporation
Manufactured Housing of Louisiana, Inc., a Michigan corporation
Mobile Factory Outlet, Inc., a Texas corporation
Moduline International, Inc., a Washington corporation
Northstar Corporation, a South Dakota corporation
Philadelphia Housing Center, Inc., a Mississippi corporation
Prairie Ridge, Inc., a Kansas corporation
Premier Housing, Inc., a Texas corporation
Redman Business Trust, a Delaware
Redman Homes Management Company, Inc., a Delaware corporation
Redman Homes, Inc., a Delaware corporation
Redman Industries, Inc., a Delaware corporation
Redman Investment, Inc., a Delaware corporation
Redman Management Services Business Trust, a Delaware business trust Redman Retail, Inc., a Delaware corporation
Regency Supply Company, Inc., a Delaware corporation
San Jose Advantage Homes, Inc., a California corporation
Service Contract Corporation, a Michigan corporation
Southern Showcase Finance, Inc., a Michigan corporation
Southern Showcase Housing, Inc., a North Carolina corporation
Star Fleet, Inc., an Indiana corporation
The Okahumpka Corporation, a Florida corporation
Thomas Homes of Austin, Inc., a Texas corporation
Thomas Homes of Buda, Inc., a Texas corporation
Thomas Homes of Texas, Inc., a Texas corporation
Tom Terry Enterprises, Inc., a Nevada corporation
Trading Post Mobile Homes, Inc., a Kentucky corporation
U.S.A. Mobile Homes, Inc., an Oregon corporation
Victory Investment Company, an Oklahoma corporation
Vidor Mobile Home Center, Inc., a Texas corporation
Western Homes Corporation, a Delaware corporation
Whitworth Management, Inc., a Nevada corporation
Wright's Mobile Homes, Inc., a Texas corporation